Peachtree Alternative Strategies Fund
(a Delaware statutory trust)

AGREEMENT AND DECLARATION OF TRUST

Dated as of August 10, 2016

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AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made as of August 10, 2016 by the Trustees to establish a statutory trust for the investment and reinvestment of funds contributed to the Trust by investors.  The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this declaration.

ARTICLE I
THE TRUST

Section 1.1         Name.  The name of the Trust is “Peachtree Alternative Strategies Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 1.2         Business.  The business of the Trust either directly or indirectly, through investment in other investment funds, is to purchase, sell, invest, and trade in securities, derivatives and other assets, on margin or otherwise.  The Trust may execute, deliver, and perform all contracts, agreements, subscription documents, and other undertakings and engage in all activities and transactions as may in the opinion of the Trustees be necessary or advisable to carry out its objective or business. The Trust shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any policies and investment restrictions as may be adopted by the Board.  The Trust shall register its Shares under the Securities Act of 1933.

Section 1.3         Definitions.  Wherever used herein, unless otherwise specifically provided, the following terms shall have the following meanings:

(a)         “Act” means the Delaware Statutory Trust Act, 12 Del. Code §§ 3801 et seq., as from time to time amended;

(b)         “By-laws” means the By-laws referred to in Section 4.1(c) hereof, if any, as from time to time amended;

(c)         The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.  “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act;

(d)         “Class” means any division of Shares of the Trust, which Class is or has been established in accordance with the provisions of Article II hereof;

(e)         “Code” means the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as may be amended from time to time;

(f)         “Declaration” means this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time;

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(g)         “Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(i)         “Shareholder” means a record owner of Outstanding Shares of the Trust;

(j)         “Shares” means the transferable shares of beneficial interest into which the beneficial interest of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares.

(k)         “Trust” means the Peachtree Alternative Strategies Fund.

(l)         “Trustee” or “Trustees” means the person or persons who has or have signed this Declaration, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(m)         “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or the Trustees on behalf of the Trust.

(n)         “1940 Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, all as may be amended from time to time.

ARTICLE II
BENEFICIAL INTEREST

Section 2.1         Beneficial Interest.  The beneficial interest in the Trust shall be divided into such transferable Shares of beneficial interest initially consisting of one Class.  The Trustees may divide the Shares into additional Classes as provided in Section 2.6 hereof.  The number of Shares of the Trust and each Class authorized hereunder is unlimited.  Each Share shall have a par value of $0.001.  All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and non-assessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

Section 2.2         Issuance of Shares.  The Trustees, in their discretion may, from time to time, without vote of the Shareholders, issue Shares of each Class to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Share dividend or split), subject to applicable law, including cash or securities (including Shares of a different Class), at such time or times, and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses.  In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury.  The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.  The Trustees may classify and reclassify any unissued Shares or any Shares previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time consistent with Section 2.6 hereof.

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Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may repurchase Shares of any Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Class generally.

Section 2.3         Register of Shares and Share Certificates.  A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent or other agent which shall contain the names and addresses of the Shareholders of each Class, the number of Shares of that Class thereof held by them and a record of all transfers thereof.  As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders.  No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in any By-laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.  It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.  In the event that one or more certificates are issued, which for the avoidance of doubt need not be issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.4         Transfer of Shares.  Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only in accordance with Section 7.1 hereof and only by the record holder thereof or by the record holder’s agent, if duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters (including compliance with any securities laws and contractual restrictions) as may be required by the Trustees.  Upon such delivery, the transfer shall be recorded on the register of the Trust.  Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

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Section 2.5         Treasury Shares.  Shares held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.6        Establishment of Classes.  The Trustees may from time to time authorize the division of Shares of the Trust into one or more Classes.  Separate and distinct records shall be maintained by the Trust for each Class. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of the Trust, to establish and designate and to change in any manner any initial or additional Classes and to fix such preferences, voting powers, rights and privileges of such Classes as the Trustees may from time to time determine, to divide or combine the Shares of any Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Classes into one or more Classes, and to take such other action with respect to the Shares as the Trustees may deem desirable; provided, however, that the Trustees may not change the outstanding Shares of any Class in a manner materially adverse to Shareholders of such Shares without the vote of a majority of such outstanding Shares.  To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes, the Trustees may allocate assets, liabilities, income and expenses to a particular Class or apportion the same among two or more Classes. All references to Shares in this Declaration shall be deemed to include references to Shares of any or all Classes as the context may require.

Unless another time is specified by the Trustees, the establishment and designation of any Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each Class and need not issue certificates for any Shares.

All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Class of the Trust except as the context otherwise requires.

All Shares of each Class shall represent an equal proportionate interest in the assets belonging to the Trust (subject to the liabilities belonging to that Class), and each Share of any Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 2.6.

Section 2.7         Investment in the Trust.  The Trustees shall accept investments in any Class from such persons and on such terms as they may from time to time authorize.  At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in Article VII hereof.  Unless the Trustees otherwise determine, investments in the Trust shall be credited to each Shareholder’s account in the form of full Shares at the net asset value per Share next determined after the investment is received.  Without limiting the generality of the foregoing, the Trustees may, in their sole discretion, (a) fix the net asset value per Share of the initial investment, (b) impose sales or other charges upon investments in the Trust or (c) issue fractional Shares.

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Section 2.8         No Preemptive Rights.  Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or another Class.

Section 2.9         Conversion Rights.  The Trustees shall have the authority to provide from time to time that the holders of Shares of any Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Classes in accordance with such requirements and procedures as may be established from time to time by the Trustees.

Section 2.10       Legal Proceedings.  No person, other than a Trustee, who is not a Shareholder of a particular Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such Class.  No Shareholder of a Class may maintain a derivative action with respect to such Class unless holders of at least one third of the Outstanding Shares of such Class join in the bringing of such action.  Except as otherwise provided in Section 3816 of the Act and the foregoing provisions of this Section 2.10, all matters relating to the bringing of derivative actions in the right of the Trust shall be governed by the General Corporation Law of the State of Delaware relating to derivative actions, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Class only if the following conditions are met:  (a) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.  For purposes of this Section 2.10, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

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Section 2.11         Status of Shares.  Shares shall be deemed to be personal property giving only the rights provided in this Declaration.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof.  The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said decedent under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholders may at any time personally agree to pay.

ARTICLE III
THE TRUSTEES

Section 3.1         Management of the Trust.  The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Declaration shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Section 3.2         Number and Qualification.  Prior to the public offering of Shares, there may be a sole Trustee.  Thereafter, the number of Trustees shall be fixed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than three or more than thirteen.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of the Trustee’s term unless the Trustee is specifically removed pursuant to Section 3.3(b) and (d) hereof at the time of decrease.  An individual nominated as Trustee shall be at least 21 years of age and not older than 72 years of age at the time of nomination.  At the time of nomination and election, a Trustee shall not be under any legal disability.  Trustees need not own Shares and may succeed themselves in office.

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Section 3.3         Term of Office of Trustees.  Subject to any limitations on the term of service imposed by the By-laws and any retirement policy adopted by the Trustees, each Trustee shall hold office during the existence of this Trust, and until its termination as herein provided; except that: (a) any Trustee may resign by written instrument signed by him and delivered to the Chairman, President, Secretary, or other Trustee of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed, with or without cause, at any time by written instrument, signed by a majority of the Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has died, become bankrupt, physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed, with or without cause, at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares of all Series.

Section 3.4         Vacancies and Appointment of Trustees.  Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill the vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.2 hereof, to decrease the size of the Board to the number of the remaining Trustees.  Any such appointment shall be made by a written instrument signed by a majority of Trustees then in office.  Until a vacancy is filled as provided herein, the Trustees in office shall have all the powers granted to the Trustees pursuant to this Declaration and shall discharge all of the duties imposed upon the Trustees by this Declaration.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as Trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act.

Section 3.5         Temporary Absence of Trustee.  Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided or unless there is only one or two Trustees.

Section 3.6         Effect of Death, Resignation, Etc. of a Trustee.  The declination to serve, death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

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Section 3.7         Ownership of Assets of the Trust.  Legal title in and beneficial ownership of all the Trust Property shall at all times be vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee for and on behalf of the Trust.

The right, title and interest of the Trustees in Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his appointment and qualification.  Upon the ceasing of any persons as Trustee for any reason, such person shall automatically cease to have any right, title or interest in any Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on property of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in each Class of Shares which are owned by such Shareholder.  Shares shall be personal property giving only the rights specifically set forth in this Declaration.

Section 3.8         No Accounting.  Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees to justify a Trustee’s removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Section 3.9         Chairman and Officers.  The Trustees shall elect a President, a Secretary, a Treasurer, a Chief Compliance Officer and may elect a Chairman or other officer of the Trust as the Trustees deem appropriate who shall serve at the pleasure of the Trustees or until their successors are elected.  The Chairman shall, but no officer need be, a Trustee.

Section 3.10        Meetings of Trustees and Committees.  The Trustees (and any committee thereof) may act at a meeting held in person or in whole or in part by conference telecommunications equipment or similar equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to any such communication system shall constitute presence in person at such meeting.

Regular meetings of the Trustees shall be held at such time and place as shall be fixed by the Trustees.  Such meetings may be held without notice.  Special meetings of the Trustees (and meetings of any committee thereof) may be held from time to time upon the call of the Chairman, the President, the Secretary or any two Trustees (or, in the case of a committee, the chairman of the committee).

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Notice of the time, date and place of any meeting of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or committee member) by telephone, facsimile, telegram or other electronic means sent to the person’s home, business or electronic mail address at least twenty-four (24) hours in advance of the meeting or by written notice mailed via first class mail to the person’s home or business address at least seventy-two (72) hours in advance of the meeting.  Notice may be waived in writing by any Trustee or committee member either before or after a Trustee or committee meeting, respectively.  Delivery of such waiver may be accomplished by mail, facsimile, or other electronic means approved by the Trustees.

The attendance of a Trustee or a committee member at a Trustee meeting or committee meeting, respectively, shall constitute a waiver of notice of such meeting except where a Trustee or committee member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly convened.

The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman.  One-third, but not less than two, of the Trustees shall constitute a quorum at any meeting unless there is only one Trustee.  Except as the Trustees may otherwise determine, one-third of the members of any committee, but not less than two, shall constitute a quorum at any committee meeting.  Trustees who are interested persons in any action to be taken may be counted for quorum purposes under this Section 3.10 and shall be entitled to vote to the extent not prohibited by the 1940 Act.  Unless provided otherwise in this Declaration or as otherwise required under the 1940 Act, the vote of a majority of the Trustees (or committee members) present at a meeting at which a quorum is present shall be the act of the Trustees (or any committee thereof).

Section 3.11         Record of Meetings.  The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

Section 3.12         Action by Written Consent.  The Trustees (and any committee thereof) may also act without a meeting by written consent.  Any action which may be taken by the Trustees by vote may be taken without a meeting if that number of Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees.  Such consent shall be treated for all purposes as a vote taken at a meeting of the Trustees or a committee.  Action by written consent, however, is not permitted if a meeting to approve such action is otherwise required by the 1940 Act.

Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each Trustee (or committee member) by telephone, facsimile, telegram, or other electronic means to the person’s home, business or electronic mail or by written notice mailed via first class mail to the person’s home or business address.  No notice is required if a Trustee executes a written consent.

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Written consents may be executed in any number of counterparts.  Execution of a written consent and delivery thereof may be accomplished by facsimile, or other electronic means approved by the Trustees.

Section 3.13         Trustees and Others as Shareholders.  Subject to any requirements of applicable law and/or any restrictions in the By-laws, any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may sell or cause to be sold Shares to, and acquire such Shares from, any such person or any firm or company in which such person invested, subject to the general limitations herein or in the By-laws relating to the sale and purchase of such Shares.

ARTICLE IV
POWERS OF THE TRUSTEES

Section 4.1         General.  The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders.  The business and affairs of the Trust shall be managed by the Trustees and they shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with management of the Trust.  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments that they deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court or other authority.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see the application of any payments made or property transferred to the Trust or the Trustees or under their order.  Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)         To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business, including the power to invest all or any part of its assets in the securities of other investment companies registered and unregistered under the 1940 Act);

(b)         Subject to the requirements of applicable law, to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, lend, pledge, mortgage, hypothecate, write options on, lease, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency), foreign currencies and related instruments, and securities of any kind that are permissible investments for registered investment companies under applicable law (including, without limitation, common and preferred stocks, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, dollar rolls, convertible securities, forward contracts, options, futures contracts, swaps, other financial contracts or derivative instruments, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), securities of any foreign or domestic issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof) without regard to whether any such instruments or securities mature before or after the possible termination of the Trust or one or more of its Series; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

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(c)         To adopt By-laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d)         To elect and remove such officers, and appoint and terminate such agents, as the Trustees deem appropriate;

(e)         To employ one or more investment advisers, administrators, depositories, custodians and other persons;

(f)         To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-laws, one or more banks, trust companies or companies that are members of an Exchange or other entities permitted by the Commission to serve as such and authorize any depository or custodian to employ sub-custodians or agents and to deposit all or any part of the Trust's assets in a system or systems for the central handling of securities and debt instruments;

(g)         To retain one or more transfer, dividend, securities lending, accounting and Shareholder servicing agents and registrars, to retain auditors and counsel

(h)         To provide for the distribution of Shares through a distributor, Principal Underwriter, by the Trust itself or by any other method, including pursuant to a distribution plan of any kind;

(i)         To pay or cause to be paid all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Class or in connection with the management thereof, including, without limitation, the Trustees' compensation and such expenses and charges for the Trust's officers, employees, investment advisers, administrator, distributor, Principal Underwriter, auditors, counsel, depository, custodians, compliance consultant, transfer agent, registrar, dividend disbursing agent, accounting agent, shareholder servicing agents and other agents;

(j)         To set record dates in the manner provided for herein or in the By-laws;

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(k)         To establish a registered office and have a registered agent in the State of Delaware;

(l)         To delegate such authority as the Trustees consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, sub-advisers, custodian, administrator, underwriter or other service provider;

(m)         To sell, exchange or otherwise dispose of any or all of the assets of the Trust or any Series;

(n)         To vote or give assent, or exercise any rights of ownership, with respect to securities or other property, and to execute and deliver proxies or powers of attorney delegating such power to such persons as the Trustees deem proper;

(o)         To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

(p)         To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form or (ii) either in the Trust's or Trustee's own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

(q)         To establish separate Classes in accordance with the provisions of Article II hereof;

(r)         To interpret the investment policies, practices, or limitations of the Trust or any Class;

(s)         To consent to or participate in any plan for the reorganization, consolidation or merger of any issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(t)         To litigate, compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, without limitation, claims for taxes;

(u)         To declare and make distributions of income and of capital gains to Shareholders;

(v)         To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract, or engagement of any other person;

(w)         To establish, from time to time, a minimum total investment for Shareholders in the Trust or in one or more Classes, and to require the repurchase of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

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(x)         To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

(y)         To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to suspend or terminate the sales of Shares of any Class for any period of time; to establish terms and conditions, including any fees or expenses, regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles II and VIII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust;

(z)         To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(aa)         To purchase, and pay for, out of Trust Property, such insurance as the Trustees may deem necessary or appropriate for the conduct of business, including insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the Trust’s investment adviser) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim, or to otherwise indemnify such persons, out of Trust Property, to the fullest extent permitted by this Declaration or the Act;

(bb)         To enter into contracts or carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(cc)         To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(dd)         To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts or guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any or all such obligations;

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(ee)         To engage in any other lawful act or activity in which a statutory trust organized under the Act may engage.

Section 4.2         Principal Transactions.  Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Class and not an action in an individual capacity.  In construing the Declaration, the presumption shall be in favor of the grant of power to the Trustees.

Section 4.3         Duties of Trustees.  Except for any duties imposed by the Declaration or by Section 36(a) of the 1940 Act, in performing his duties hereunder or otherwise, no Trustee shall owe a duty of any kind, including, without limitation, any common law fiduciary duty to the Trust, the Shareholders, another Trustee or any other person; provided that the foregoing shall not eliminate a Trustee’s implied covenant of good faith and fair dealing.

ARTICLE V
INVESTMENT ADVISER AND OTHER CONTRACTORS

Section 5.1         Certain Contracts.  Subject to compliance with the provisions of applicable law including the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, in their discretion from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, limited liability companies, other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:

(a)         Investment Adviser and Investment Sub-Adviser.  The Trustees may in their discretion from time to time enter into an investment advisory or management contract or contracts with respect to the Trust or any Series, providing for investment advisory services, statistical and research facilities and services and such other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees.  Any such contract may provide for the investment adviser to affect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer, agent, or Trustee to affect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees).  Any such investment transactions shall be deemed to have been authorized by the Trustees.

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The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser, and the Trustees may in their discretion, from time to time, enter into such agreements on behalf of the Trust.  Any reference in this Declaration to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

(b)         Principal Underwriter.  The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares.  In either case, the contract shall be on the terms and conditions as the Trustees may in their discretion determine and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

(c)         Administrator.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(d)         Transfer Agent.  The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(e)         Servicing Agent.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with Trust and/or Shareholder services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(f)         Fund Accounting.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(g)         Custodian and Depository.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the Trust or any Class and to maintain accounting records in connection therewith.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

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(h)         Parties to Contract.  Any contract described in this Section 5.1 may be entered into with any person, although one or more of the Trustees, officers or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship.  No person having such a relationship shall be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with this Declaration or the By-laws.

ARTICLE VI
SHAREHOLDER VOTING POWERS AND MEETINGS

Section 6.1         Voting.  The Shareholders shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V to the extent required under the 1940 Act; (c) with respect to the termination of the Trust or a Class to the extent required by applicable law; and (d) with respect to such additional matters relating to the Trust as may be required by this Declaration, any By-laws or any registration of the Trust or Series as an investment company under the 1940 Act with the Commission or as the Trustees may consider necessary from time to time.

Notwithstanding any other provision of this declaration, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by applicable law, Shares shall be voted by individual Class and (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.  A Shareholder of each Class shall be entitled to one vote for each Share of such Class on any matter on which such Shareholder is entitled to vote.  A Shareholder of each Class shall be entitled to a proportionate fractional vote for each fractional Share of such Class on any matter on which such Shareholder is entitled to vote.  There shall be no cumulative voting in the election of Trustees.  Until Shares of a Class are issued, as to that Class, the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the By-Laws.

Section 6.2         Meetings.  The Trust shall not hold annual meetings unless required by applicable law.  Special meetings of the Shareholders of any Class, or with respect to the Trust, as applicable, shall be called by the Secretary, the Chairman or the President whenever ordered by the Trustees, and shall be called by the Secretary upon the written request of Shareholders owning at least twenty-five percent (25%) (or such other percentage to the extent required by applicable law) of the Outstanding Shares of the Trust or Class entitled to vote, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary or another officer, as applicable, shall determine and specify to such Shareholders.

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Section 6.3         Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to the registered address of each Shareholder of record entitled to vote at such meeting, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date.

Section 6.4         Quorum and Required Vote.  Unless a larger percentage is required by law, by any provision of this Declaration or by the Trustees, one-third (1/3) of the Shares entitled to vote in person or by proxy on a particular matter shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to that matter.  Any lesser number shall be sufficient for adjournments.  Any adjourned session or sessions may be held without the necessity of further notice.  Except when a larger vote is required by law, by any provision of this Declaration or by the Trustees, a majority of the Shares voted in person or by proxy on a particular matter at a meeting at which a quorum is present shall decide any questions with respect to that matter and a plurality shall elect a Trustee.

Section 6.5         Proxies, etc.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 6.6         Action by Written Consent.  Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if the holders entitled to vote thereon, of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 6.4 hereof, consent to the action in writing and the written consents are filed with the records of the meetings of the Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

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 ARTICLE VII
TRANSFERS, REPURCHASES, DISTRIBUTIONS AND NET ASSET VALUE

Section 7.1         Transfer of Shares.

(a)         Any Shares held by a Shareholder may be transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder; or (2) under certain limited instances set out in this Declaration, with the consent of the Trustees (which may be withheld in the Trustees’ sole and absolute discretion).  If a Shareholder transfers Shares with the approval of the Trustees, the Trustees will promptly take all necessary actions so that each transferee or successor to whom or to which the Shares are transferred is admitted to the Trust as a Shareholder.  The admission of any transferee as a substituted Shareholder will be effective upon the execution and delivery by, or on behalf of, the substituted Shareholder of an investor application form.  Each Shareholder and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with any transfer. In connection with any request to transfer Shares, the Trust may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Trustees as to such matters as the Trustees may reasonably request.  If a Shareholder transfers all of its Shares, it will not cease to be a Shareholder unless and until the transferee is admitted to the Trust as a substituted Shareholder in accordance with this Section 7.1(a). Any transfer of Shares permitted under this Section 7.1(a) will be effected in accordance with the provisions of Section 2.4 hereof.  Pursuant to Section 4.1(l) hereof, the Trustees hereby delegate to the officers of the Trust all power and authority to approve and effect transfers pursuant to this Section 7.1(a).

(b)         Each Shareholder will indemnify and hold harmless the Trust, the Trustees, each other Shareholder and any Affiliated Person of the Trust, the Trustees, the investment adviser and each of the other Shareholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these persons may become subject by reason of or arising from (1) any transfer made by the Shareholder in violation of this Section 7.1 and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with the transfer, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

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Section 7.2         Repurchases.

(a)        Except as otherwise provided in this Declaration, no Shareholder or other person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders. In determining whether to cause the Trust to repurchase Shares, pursuant to written tenders, the Trustees will consider the following factors, among others:

(i)	the recommendation of any investment adviser;

(ii)	whether any Shareholders have requested to tender Shares;

(iii)	the liquidity of the Trust’s assets (including fees and costs associated with withdrawing from investments);

(iv)	the investment plans and working capital requirements of the Trust;

(v)	the relative economies of scale with respect to the size of the Trust;

(vi)	the history of the Trust in repurchasing Shares;

(vii)	the availability of information as to the value of the Trust’s assets;

(viii)	the economic condition of the securities markets and the economy generally as well as political, national or international developments or current affairs; and

(ix)	the anticipated tax consequences to the Trust of any proposed repurchases of Shares.

The Trustees will cause the Trust to repurchase Shares in accordance with written tenders only on terms fair to the Trust and to all Shareholders.

(b)        The Trustees may cause the Trust to repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder, on terms fair to the Trust and to the Shareholder or person acquiring Shares from or through such Shareholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

(i)	the Shares have been transferred in violation of Section 7.1 hereof, or the Shares have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

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(ii)	ownership of the Shares by a Shareholder or other person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)	continued ownership of the Shares may be harmful or injurious to the business or reputation of the Trust, the Trustees or an investment adviser or any of their Affiliated Persons, or may subject the Trust or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

(v)	with respect to a Shareholder subject to special regulatory or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act or certain Federal Communication Commission regulations, the Trust will likely be subject to additional regulatory or compliance requirements by virtue of such Shareholder continuing to hold Shares; or

(vi)	it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase the Shares.

(c)        Repurchases of Shares by the Trust will be payable promptly after the date of each repurchase or, in the case of an offer by the Trust to repurchase Shares, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer.  Payment of the purchase price for Shares will consist of: (1) cash or a promissory note, which will be non-transferable and need not bear interest, in an amount equal to the percentage, as may be determined by the Trustees, of the estimated unaudited net asset value of the Shares repurchased by the Trust determined as of the date of repurchase (the “Initial Payment’); and (2) if determined to be appropriate by the Trustees or if the Initial Payment is less than 100% of the product of the estimated unaudited net asset value and the number of Shares tendered by a Shareholder and repurchased by the Trust, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment, entitling its holder to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (A) the net asset value of the Shares repurchased by the Trust as of the date of repurchase determined based on the audited financial statements of the Trust for the Fiscal Year in which the repurchase is effective, over (B) the Initial Payment.  Any obligation under such a promissory note with respect to the Initial Payment will be due and payable not more than 45 days after the repurchase date, or if the Trust has requested withdrawal of its capital from any Portfolio Funds (as defined in the Trust’s current prospectus) to fund the repurchase of Shares, ten business days after the Trust has received at least 95% of the aggregate amount withdrawn by the Trust from the Portfolio Funds, whichever is later.  Any obligation under such a promissory note with respect to the Post-Audit Payment will be due and payable within 45 days after completion of the Trust’s annual audit. Notwithstanding anything to the contrary in this Section 7.2(c), the Trustees, in their discretion, may cause the Trust to pay all or any portion of the purchase price in securities in kind (or any combination of securities in kind and cash) having a value, determined as of the date of repurchase, equal to amount to be repurchased.  All repurchases of Shares will be subject to any and all conditions as the Trustees may impose in their sole discretion. The Trustees may, in their discretion, cause the Trust to repurchase all of a Shareholder’s Shares if the net asset value of the Shareholder’s Shares, as of result of repurchase or transfer requests by the Shareholder, is less than $100,000 or such other minimum amount established by the Trustees from time to time in their sole discretion.  Subject to the procedures of this Section 7.2(c), the amount due to any Shareholder whose Shares are repurchased will be equal to the product of the net asset value per Share and the number of the Shareholder’s Shares that are repurchased, as of the effective date of the repurchase.  If all of a Shareholder’s Shares are repurchased, that Shareholder will cease to be a Shareholder.

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Section 7.3          Distributions.

(a)         The Trustees may from time to time declare and pay dividends and other distributions with respect to any Class.  The amount of such dividends or distributions and the payment of them whether they are in cash or other Trust Property shall be wholly in the discretion of the Trustees.

(b)         Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine.  All dividends and other distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class they held on the record date established for such payment.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c)         Anything in this Declaration to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Class, as of the record date of that Class fixed as provided in Section 7.3 (b) hereof.  The Trustees have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 7.4         Net Asset Value.  The net asset value of each outstanding Share of any Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus for the Class.  In the absence of action by the Trustees, the term “net asset value per Share” of any Class shall mean that amount by which the assets belonging to that Class exceed its liabilities divided by the number of Outstanding Shares of that Class.  The “net asset value per Share” shall be determined separately for each Class at times prescribed by the Trust.

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ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 8.1         Limitation of Liability of Trustees and Officers.  No Trustee or officer of the Trust, when acting in such capacity, shall be subject to any personal liability to any person, save only liability to the Trust or its Shareholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of his duties to such person.

Section 8.2         Indemnification of Trustees and Officers.  The Trust shall indemnify each person who at any time serves as a Trustee or officer of the Trust (each a “Covered Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable attorneys’ and accountants’ fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he or she may be involved or with which he or she may be threatened, by reason of being or having been a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of such Covered Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”).  Expenses, including attorneys’ and accountants’ fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit, or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and either (b) such Covered Person provides security for such undertaking, (c) the Trust is insured against losses arising by reason of such payment, or (d) a majority of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 8.3         Indemnification Determinations.  Indemnification of a Covered Person pursuant to Section 8.2 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of Disabling Conduct, or (b) in the absence of such a determination, a majority of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

Section 8.4         Indemnification Not Exclusive.  The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled.  As used in this Article VIII, “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

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Section 8.5        Shareholders.  No Shareholder of the Trust shall be subject in such capacity to any personal liability for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust.  Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

In case any Shareholder or former Shareholder of any Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of that Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the applicable Series and satisfy any judgment thereon from the assets of that Series.  The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

ARTICLE IX
DURATION; TERMINATION OF TRUST; MERGERS

Section 9.1        Duration.  This Trust shall continue without limitation of time subject to the provisions of Section 9.2 hereof.

Section 9.2        Dissolution and Termination of Trust.

(a)        Notwithstanding anything in Section 9.3 to the contrary, the Trustees may without Shareholder approval (unless such approval is required by the 1940 Act) in dissolution of the Trust or an applicable Class liquidate, reorganize or dissolve the Trust or an applicable Class in any manner or fashion not inconsistent with applicable law, including, without limitation,

(i)	sell and convey all or substantially all of the assets of the Trust or any Class to another trust, partnership, limited liability company, association or corporation or other entity, or to a separate series or class of shares thereof, organized under the laws of any state or jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Class, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, limited liability company, association or corporation or of a series thereof; or

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(ii)	at any time sell and convert into money all of the assets of the Trust or any Class.

Following a sale or conversion in accordance with Section 9.2(a), and upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust or the affected Class as required by applicable law, by such assumption or otherwise, the Shareholders of each Class involved in such sale or conversion shall be entitled to receive, as a Class, when and as declared by the Trustees, the excess of the assets allocated to that Class over the liabilities allocated to such Class.  The assets so distributable to the Shareholders of any particular Class shall be distributed among such Shareholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust.

(b)         Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Section 9.2 (a), the Trust (in the case of a sale or conversion with respect to the Trust) shall terminate and the Trustees and the Trust or any affected Class shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust or such affected Class shall be cancelled and discharged.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee.

Section 9.3         Merger, Consolidation, Incorporation.  Anything in this Declaration to the contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Shareholder approval: (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations which is or are formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States, or (ii) cause the Trust to incorporate under the laws of Delaware.  Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees.  Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of any merger or consolidation approved in accordance with this Section 9.3 may affect any amendment to the Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.  Any other merger or consolidation of the Trust shall, in addition to the approval of the Trustees, require a Majority Shareholder Vote, except as otherwise permitted by the 1940 Act or other applicable laws and regulations.  Nothing in this Section 9.3 shall require, however, Shareholder approval of any transaction whereby the Trust acquires or assumes all or any part of the assets and liabilities of any other entity.

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ARTICLE X
MISCELLANEOUS

Section 10.1         Trust Not a Partnership.  It is hereby expressly declared that a trust and not a partnership is created hereby.  No Trustee hereunder shall have the power to bind personally either the Trust officers or any Shareholder.  All persons extending credit to, contracting with or having any claim against any Class shall look only to the assets of such Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to Class shall include a recitation limiting the obligations represented thereby to the Trust or one or more Classes and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder, Trustee, officer, employee or agent of the Trust).

Section 10.2         Trustees’ Good Faith Action, Expert Advice, No Bond or Surety.  The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.  Subject to the provisions of Article VIII and to Section 10.1 of this Article X:  (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees.  The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 10.3         Establishment of Record Dates.  The Trustees may close the Share transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

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Section 10.4         Filing of Copies, References, Headings.  The original or a copy of this Declaration and of each amendment hereof or Declaration supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration or of any such amendment or supplemental Declaration.  In this Declaration or in any such amendment or supplemental Declaration, references to this Declaration, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration as amended or affected by any such supplemental Declaration.  All expressions like “his,” “he” and “him,” shall be deemed to include the feminine and neuter, as well as masculine, genders.  Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Declaration rather than the headings shall control.  This Declaration may be executed in any number of counterparts each of which shall be deemed an original.

Section 10.5         Applicable Law.  The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.  The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.6         Amendments.  Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated trust instrument.  Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 6.1 hereof, (ii) on any amendment to this Section 10.6, (iii) on any amendment for which such vote is required by law; and (iv) on any amendment submitted to them by the Trustees.  Anything in this Declaration to the contrary notwithstanding, any amendment to Article VIII hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment.

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Section 10.7         Fiscal Year. The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees.

Section 10.8        Provisions in Conflict with Law.  The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.  If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this Declaration as of the date first above written.

By:	/s/ Stephanie Lang
Stephanie Lang, Sole Trustee

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